Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2014 Financial Results

Marlton, NJ — May 8, 2014 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2014 (see attached tables).

Total revenue for the first quarter of 2014 was a record $150.0 million, an increase of 10.2% from the first quarter of 2013.  Consulting fee revenue for the first quarter of 2014 was a record $137.2 million, an increase of 12.0% from last year’s first quarter.

EBITDA (as defined below) for the first quarter of 2014 was $8.2 million, a 14.0% decrease from the first quarter of 2013.  Operating profit for the first quarter was $6.0 million, an 18.9% decline from last year’s first quarter.  Net earnings for the first quarter were $0.1 million, or $0.00 per diluted share, compared to a net loss of ($0.4 million) in the first quarter of 2013, or ($0.01) per diluted share.

The company’s total backlog at March 31, 2014 was $978 million compared to $1.027 billion at December 31, 2013.  Twelve-month backlog at March 31, 2014 was a record $400 million compared to $394 million at December 31, 2013.

“Our strong growth has continued into 2014, with Hill having achieved record consulting fees in the first quarter,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “Our top priority, however, continues to be the lowering of our interest expense so that more of our operating profit can drop to the bottom line, and we expect significant progress on this effort in the near future,” added Richter.

2014 Guidance

Based upon current market conditions and the backlog described above, the company reaffirms its prior estimate that consulting fee revenue for 2014 will be between $575 million and $600 million.  This guidance reflects approximately 12% to 17% growth in consulting fee revenue for the year.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the first quarter of 2014 was $113.2 million, an increase of 5.2% from the first quarter of 2013.  Consulting fee revenue for the first quarter at the Projects Group was a record $101.8 million, an increase of 7.1% from the prior year’s first quarter.  Operating profit for the Projects Group for the first quarter was $10.9 million, an 11.4% decrease from the first quarter of last year.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Construction Claims Group during the first quarter of 2014 was a record $36.8 million, an increase of 29.3% from the first quarter of 2013.  Consulting fee revenue for the first quarter at the Claims Group was a record $35.5 million, an increase of 28.7% from the prior year’s first quarter.  Operating profit for the Claims Group for the first quarter was $2.6 million, an increase of 7.3% from the first quarter of last year.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on May 9, 2014, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2014.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,200 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the 9th largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=5733

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended March 31,
	2014	2013

Consulting fee revenue	$137,249	$122,556
Reimbursable expenses	12,764	13,517
Total revenue	150,013	136,073

Cost of services	78,590	72,698
Reimbursable expenses	12,764	13,517
Total direct expenses	91,354	86,215
Gross profit	58,659	49,858
Selling, general and administrative expenses	52,659	42,459

Operating profit	6,000	7,399
Interest and related financing fees, net	5,076	5,487
Earnings before income taxes	924	1,912
Income tax expense	631	1,874
Net earnings	293	38
Less: net earnings - noncontrolling interests	240	418
Net earnings (loss) attributable to Hill International, Inc.	$53	$(380)

Basic earnings (loss) per common share - Hill International, Inc.	$—	$(0.01)
Basic weighted average common shares outstanding	39,795	38,664

Diluted earnings (loss) per common share - Hill International, Inc.	$—	$(0.01)
Diluted weighted average common shares outstanding	40,602	38,664

Selected Segment Data

	Three Months Ended March 31,
	2014	2013

Project Management
Consulting fee revenue	$101,788	$94,998
Total revenue	$113,169	$107,579
Gross profit	$39,036	$34,725
Gross profit as a percent of consulting fee revenue	38.4%	36.6%
Selling, general and administrative expenses	$28,093	$22,369
SG&A expenses as a percentage of consulting fee revenue	27.6%	23.5%
Operating profit	$10,943	$12,356
Operating profit as a percent of consulting fee revenue	10.8%	13.0%

Construction Claims
Consulting fee revenue	$35,461	$27,558
Total revenue	$36,844	$28,494
Gross profit	$19,623	$15,133
Gross profit as a percent of consulting fee revenue	55.3%	54.9%
Selling, general and administrative expenses	$17,005	$12,694
SG&A expenses as a percentage of consulting fee revenue	48.0%	46.1%
Operating profit	$2,618	$2,439
Operating profit as a percent of consulting fee revenue	7.4%	8.9%

Selected Other Financial Data

	Three Months Ended March 31,
	2014	2013

Consulting fee revenue	$137,249	$122,556
Total revenue	$150,013	136,073
Gross profit	$58,659	$49,858
Gross profit as a percentage of consulting fee revenue	42.7%	40.7%
Selling, general and administrative expenses (excluding corporate expenses)	$45,098	$35,063
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	32.9%	28.6%
Corporate expenses	$7,561	$7,396
Corporate expenses as a percentage of consulting fee revenue	5.5%	6.0%
Operating profit	$6,000	7,399
Operating profit as a percent of consulting fee revenue	4.4%	6.0%
Effective income tax rate	68.3%	98.0%

Selected Balance Sheet Data

	March 31, 2014	December 31, 2013

Cash and cash equivalents	$29,780	$30,381
Accounts receivable, net	237,432	232,011
Current assets	297,268	297,893
Total assets	453,648	449,102
Current liabilities	179,498	151,515
Total debt	139,253	133,261
Stockholders’ equity:
Hill International, Inc. share of equity	134,005	131,144
Noncontrolling interests	12,405	11,887
Total equity	$146,410	$143,031

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2014 were $8.2 million compared to $9.5 million in the first quarter of 2013.  EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service.  Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended March 31,
	2014	2013

Net income (loss) attributable to Hill International, Inc.	$53	$(380)
Interest and related financing fees, net	5,076	5,487
Income tax expense	631	1,874
Depreciation and amortization	2,427	2,539
EBITDA	$8,187	$9,520